UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           July 14, 2005

Barrier Therapeutics, Inc.

(Exact name of registrant specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50680 (Commission File Number)	22-3828030 (I.R.S. Employer Identification No.)

600 College Road East, Suite 3200, Princeton, New Jersey 08540
(Address of principal executive offices)

(609) 945-1200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective July 14, 2005, Andrew N. Schiff, M.D. resigned from the Company’s Board of Directors and each of the Company’s Audit Committee and Compensation Committee. Dr. Schiff’s resignation was not due to any disagreement with the Company.

     On July 15, 2005, in order to fill the vacancy, the Board of Directors of Barrier Therapeutics, Inc. appointed Ms. Carol Raphael to Barrier’s Board of Directors, to be effective August 1, 2005. Ms. Raphael will serve as a Class II Director to serve for a term expiring at Barrier’s annual meeting of stockholders held in 2006.

     On July 15, 2005, the Board of Directors appointed Ms. Raphael to its Audit Committee, to be effective August 1, 2005.

Item 7.01 Regulation FD Disclosure.

     On July 18, 2005, Barrier Therapeutics, Inc. issued a press release announcing the election of Ms. Raphael to its Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1.

     The press release is not being “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

          99.1 — Press release, dated July 18, 2005, announcing the election of Ms. Raphael to its Board of Directors.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.
Date: July 18, 2005	By:	ANNE M. VANLENT
		Name:	Anne M. VanLent
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Press release dated July 18, 2005